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                                                                    EXHIBIT 99.1

      The estimated expenses incurred by the Company in connection with its issuance and distribution of the Shares are set forth in the following table:

      SEC Registration Fee*.......................           $   11,113
      Printing and Engraving Costs................           $  150,000
      Accounting Fees and Expenses................           $  100,000
      Legal Fees and Expenses.....................           $  180,000
      Miscellaneous...............................           $  558,887
                                                              ---------
            Total.................................           $1,000,000
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

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*     On December 28, 2001, the Company filed with the Securities and Exchange
      Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 for the registration of $200 million of various securities. In connection with the filing of such Registration Statement, the Company paid a registration fee of $47,800. Because the Shares were issued pursuant to the Registration Statement, the amount set forth represents the amount of the previously paid registration fee properly allocable to the registration of the Shares.